Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this post effective amendment No. 3 to Registration Statement (No. 333-152652) of Liberator Medical Holdings, Inc. on Form S-1/A of our report dated January 13, 2011 on the consolidated financial statements of Liberator Medical Holdings, Inc. appearing in the 2010 Form 10-K of Liberator Medical Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
June 24, 2011